UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 5, 2015

Symetra Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 256-8000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On November 5, 2015, David T. Foy, a Class III director of Symetra Financial Corporation, a Delaware corporation (the “Company”), tendered his resignation from the Company’s Board of Directors, effective November 6, 2015. Mr. Foy’s decision to resign did not involve any disagreement with the Company (including in relation to its operations, policies or practices), the Company’s management or the Company’s Board of Directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 5, 2015, the Company held a special meeting of its stockholders (the “Special Meeting”). The proposals submitted to the Company’s stockholders at the Special Meeting were:

●
the adoption of the Agreement and Plan of Merger, dated as of August 11, 2015 (the “Merger Agreement”), by and among the Company, Sumitomo Life Insurance Company, a mutual company (sougo kaisha) organized under the laws of Japan (“Sumitomo”), and SLIC Financial Corporation, a Delaware corporation and wholly-owned subsidiary of Sumitomo (“Merger Sub”), as it may be amended, supplemented or otherwise modified from time to time, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Sumitomo (the “Merger Proposal”); and

●
the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (the “Advisory Compensation Proposal”).

The Merger Proposal and the Advisory Compensation Proposal were each described in greater detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on September 30, 2015. The Company’s stockholders approved both the Merger Proposal and the Advisory Compensation Proposal.  The voting results for the Merger Proposal and the Advisory Compensation Proposal, including the number of votes cast for, against or withheld, and the number of abstentions and non-votes, with respect to each such proposal, are as follows:

Merger Proposal

FOR	AGAINST	ABSTAIN	NON-VOTES
99,068,119	190,446	32,871	0

Advisory Compensation Proposal

FOR	AGAINST	ABSTAIN	NON-VOTES
97,104,732	2,039,399	147,305	0

As of September 28, 2015, the record date for the Special Meeting, there were 116,154,402 shares of the Company’s common stock issued and outstanding and entitled to vote.

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to adopt the Merger Agreement.  As there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement, the adjournment or postponement of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

Item 8.01.	Other Items.

On November 5, 2015, the Company issued a press release announcing the results of the Special Meeting. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION

By:	/s/ David S. Goldstein
Name: David S. Goldstein
Title: Senior Vice President, General Counsel and Secretary

Dated:  November 5, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 5, 2015